                                                                 Exhibit 10 (kk)
                                                        REDI LOAN NUMBER 02-18-A

                              STATE OF SOUTH DAKOTA
                          BOARD OF ECONOMIC DEVELOPMENT

                         REVOLVING ECONOMIC DEVELOPMENT
                            AND INITIATIVE FUND (REDI)

                                 LOAN AGREEMENT

         LOAN AGREEMENT made and entered into this 19th day of December, 2002, by and between the South Dakota Board of Economic Development, 711 Wells Avenue, Pierre, South Dakota 57501 (herein "BED"), and M-TRON INDUSTRIES, INC. OF 100 DOUGLAS AVENUE, YANKTON, SOUTH DAKOTA 57078 (herein the "Borrower").

         WHEREAS, the South Dakota Board of Economic Development is a board created pursuant to SDCL 1-16G-1 for the purpose of promoting economic development in South Dakota, and the South Dakota Governor's Office of Economic Development, acting pursuant to ARSD 68:02:01:23, provides administrative support to BED in the application, processing, monitoring, and servicing of loans made by BED; and,

         WHEREAS, the Borrower made an application (the "Application") dated September 20, 2002, to BED for a loan from the Revolving Economic Development and Initiative Fund (REDI), which Application was approved by BED pursuant to SDCL Chapters 1-33 and 1-16G, as amended, and ARSD Article 68:02 (the "BED Loan"); and,

         WHEREAS, BED has by duly adopted resolution designated one of the members of the Board of Economic Development to execute this Loan Agreement; has designated the Commissioner, Governor's Office of Economic Development (the "Commissioner"), and BankWest, Inc., a state chartered financial institution, of Pierre, South Dakota (BankWest), as its representatives hereunder; has authorized the Commissioner to act on its and the State's behalf hereunder; has empowered the Commissioner to delegate his duties in connection herewith to those persons under his supervision as he deems appropriate, has entered into a Loan Servicing Agreement with BankWest, whereby BankWest will act as BED's agent for purposes of closing, funding, receiving payment and servicing the BED Loan with the Borrower: and has authorized BankWest to act on behalf of BED consistent with the terms of the Loan Servicing Agreement and the Borrower's BED Loan Documents;

NOW THEREFORE it is mutually agreed as follows:

         1. In consideration of the Borrower's execution and delivery of a Promissory Note dated the date hereof, and observance and performance of the covenants, terms and conditions hereof, and in reliance on the Borrower's representations made herein, BED, through its duly designated agent, agrees to loan to Borrower, from the Revolving Economic Development and Initiative Fund the principal sum of Two Hundred Ninety-Six Thousand and no/100 Dollars ($296,000), according to the terms and conditions set forth in this Loan Agreement and the Promissory Note of even date herewith, which is incorporated herein by reference.

         2. In consideration of BED's agreement to loan said funds to the Borrower, the Borrower has made, executed and delivered to BED a Promissory Note dated the date hereof, in the principal sum of Two Hundred Ninety-Six Thousand and no/100 Dollars ($296,000), due and payable, together with interest thereon at the rate of three percent (3%) per annum, simple interest, according to the terms and conditions set forth therein and in this Loan Agreement.

         3. As security for the repayment of the BED Loan above described, the Borrower agrees as follows:

         a. To mortgage to BED the real property, buildings, and improvements owned by the Borrower as described with particularity in the Mortgage of even date which is incorporated herein by reference;

         4. Unless otherwise provided herein or in the Loan Servicing Agreement, or unless a Lender disburses the funds pursuant to a Lender Agreement, the loan proceeds will be kept in the state treasury, in the Revolving Economic Development and Initiative Fund, and shall be disbursed to the Borrower based upon the Borrower's request for disbursements. In order to obtain a disbursement, the Borrower shall submit to BED a signed request for disbursement on a form prescribed by BED, together with all attachments required by such form. Disbursements may be obtained only for those Project costs which have been legally incurred, and which are due and payable, or have been paid by the Borrower. The Borrower will designate, by duly adopted resolution, an official to certify on Borrower's behalf that the request submitted is correct and is a valid expenditure for the Project. Unless BED specifically agrees otherwise, or unless the Borrower has already paid the costs, disbursements shall be made directly to the person to whom the Borrower owes such amount. First disbursement of the BED Loan must be made not later than six months from the date hereof, and no disbursement may be made later than twelve months from the date of BED's original approval of Borrower's Application, unless such time is extended in writing by BED.

         5. Borrower warrants and represents as follows:

         a. The Borrower is duly organized and existing under the laws of the State of South Dakota, or under the laws of another state or country and is authorized to transact business in the State of South Dakota; has taken all proper action, including the adoption of a resolution, to authorize the execution, delivery and performance of its obligations under this Loan Agreement, the Promissory Note, and any other Loan Documents (hereinafter referred to jointly as the "Loan Documents"), and the incurring of the debt represented by the Promissory Note; and has the power and authority to enter into and consummate all transactions contemplated by the Loan Documents, and to carry out its obligations hereunder and thereunder.

         b. There is no action, suit, proceeding, inquiry or investigation at law or equity, by or before any judicial or administrative court, agency or body, pending or threatened against the Borrower wherein an unfavorable decision, ruling, or finding would materially and adversely affect the validity or enforceability of any of the Loan Documents.

         c. Neither the execution and delivery of the Loan Documents, the consummation of the transactions contemplated thereby, nor the fulfillment of, or compliance with the provisions of the Loan Documents will conflict with or result in the breach of any restriction, agreement or instrument to which the Borrower is a party, or by which it is bound, or result in the creation or imposition of any lien of any nature upon any of the property of the Borrower under the terms of any such instrument or agreement, nor will such action result in the violation of any provision of any law, ordinance, governmental order to which the Borrower, its property or operations are subject.

         d. No event of default has occurred in any agreement or instrument as to any outstanding indebtedness of the Borrower for money borrowed and no condition, event or act exists which, with the lapse of time or the giving of notice, would constitute an event of default under any such agreement or instrument. The Borrower is not in violation of any term of any restriction, agreement, indenture, ordinance, resolution, charter, or other instrument to which it is a party or which it or its property may be bound, which violation would materially and adversely affect the transactions contemplated hereby or the compliance by the Borrower with the terms of the Loan Documents.

         e. The Borrower has obtained or made all permits, filings and approvals required to the date of this Loan Agreement by any governmental body or officer for the making and performance by the Borrower of its obligations under the Loan Documents or for the Project, the financing thereof or the reimbursement of the Borrower for the costs thereof No consent, approval or authorization of, or filing, registration or qualification with, any governmental authority (other than those, if any, already obtained) is required on the part of the Borrower as a condition to entering into the Loan Documents and the performance of the Borrower's obligations hereunder and thereunder.

         f. The Loan Documents to which the Borrower is a party are legal, valid and binding obligations and agreements of the Borrower, enforceable against the Borrower according to their terms, except as the enforceability thereof may be limited by laws relating to bankruptcy, insolvency or other similar laws affecting creditors' rights generally and general principles of equity.

         g. The Project consists of the facilities, improvements and activities described in Exhibit A, attached hereto, and by this reference incorporated herein, as such Exhibit may be amended from time to time.

         h. The funds provided pursuant to this Loan Agreement do not exceed 29 percent of the total Project cost as described in the Borrower's Application.

         i. There is no fact that the Borrower has not specifically disclosed in writing to BED that materially and adversely affects or will materially and adversely affect the properties, operations and finances of the Borrower, its status as a legal entity in good standing, or its ability to perform its obligations under the Loan Documents, or to pledge any revenues or property to the repayment of the BED Loan

         j. The Borrower certifies that there has been no material adverse change since the date of the Borrower's Application in the financial condition, organization, operation, business prospects, property, or the personnel of the Borrower; and that the information contained in the Application, and other information the Borrower provided to BED does not contain any material misrepresentations or misstatements of fact.

         k. The Borrower further warrants and represents that it:

                  (1) has not received any notice or otherwise learned of any environmental liability which would individually or in the aggregate constitute a Material Adverse Occurrence arising in connection with (i) any non-compliance with or violation of the requirements of any Environmental Law as defined in Section 13 or
                           (ii) the release or threatened release of any toxic or hazardous waste, contaminant, constituent or other substance into the environment;

                  (2) does not have any knowledge of any threatened or actual liability in connection with the release or threatened release of any toxic or hazardous waste, contaminant, constituent, or other substance in the environment which would individually or in the aggregate constitute a Material Adverse Occurrence; and

                  (3) has not received any notice or otherwise learned of any federal or state investigation evaluating whether any remedial action is needed to respond to a material release or threatened release on any toxic or hazardous waste, contaminant, constituent or other substance into the environment for which the Borrower is or may be liable. The Borrower is in substantial compliance with all Environmental Laws in the respective jurisdictions where it is presently doing business or conducting operations.

                  Material Adverse Occurrence shall mean any occurrence of whatsoever nature (including, without limitation, any adverse determination in any litigation, arbitration or governmental investigation or proceeding) which the BED shall reasonably determine materially adversely affects: (i) the then present or prospective financial condition or operations of any party to the Loan; (ii) the ability of any such Party to perform its obligations under any of the Loan Documents; or (iii) the value of the Collateral securing the Loan.

         6. To further induce BED to make this BED Loan, Borrower agrees to the following conditions:

         a. Borrower will execute the Loan Documents and any supplements or additions thereto, and such other documents in connection with this BED Loan as BED may from time to time request which are reasonably necessary to effectuate to the fullest extent possible the terms of this Loan Agreement and the Loan Documents.

         b. Borrower will, on demand, reimburse BED for any and all expenses, including reasonable attorney fees, incurred, or which may be hereafter incurred, by BED or its agents from time to time in connection with or by reason of Borrower's Application for, and the making and administration, of the BED Loan.

         c. Borrower will at all times keep proper books of account in a manner satisfactory to BED. Borrower authorizes BED to make or cause to be made, during regular business hours, at Borrower's expense and in such manner and at such times as BED may require, (i) inspections and audits of any books, records and papers in the custody or control of Borrower or others, relating to Borrower's financial or business conditions, including the making of copies thereof and extracts therefrom, and (ii) inspections and appraisals of any of Borrower's assets. Borrower will furnish to BED quarterly financial statements within 60 days of quarter-end and an annual report within 90 days of the fiscal year end. The annual report must contain, at a minimum, the Borrower's unaudited financial statements (including a balance sheet, income statements and cash flow statement), and upon request of BED will include Borrower's federal tax returns. Borrower hereby authorizes all federal, state and municipal authorities to furnish reports, examination, records, and other information relating to the conditions and affairs of Borrower and any desired information from such reports, returns, files, and records of such authorities upon request therefor by BED.

         d. Borrower agrees to comply with those federal, state and local laws, regulations, ordinances and permits applicable to the Project, as well as the provisions of SDCL Chapter 1-16G, SDCL Chapter 1-33, and ARSD Chapter 68:02, and shall furnish to BED such reports and information and provide such access required by those statutes and rules.

         e. Borrower agrees to pay in a timely manner the principal and interest on the Promissory Note, and on any other indebtedness now or hereafter at any time due to BED or any other Lender.

         f. The Borrower will promptly pay all taxes, charges, liens, assessments and encumbrances which now affect, or which may in the future affect, the Project or the security for the payment of the Promissory Note as herein provided, or BED's interest therein for which it is legally liable.

         g. Borrower agrees to indemnify and hold BED, its officers, agents and employees, harmless from and against any and all actions, suits, damages, liability or other proceedings (including costs and attorney's fees) arising from or connected with the Borrower's Project funded herein. This section does not require the Borrower to be responsible for or defend against claims or damages arising solely from errors or omissions of BED, its officers, agents or employees.

         h. Borrower agrees that it will notify BED in writing within 30 days of the occurrence of any of the following: (i) if Borrower is an individual, a change in the place of Borrower's principal residence;
            (ii) if Borrower is an organization, a change in Borrower's place of business, the opening of any new place of business or the closing of any existing place of business; (iii) if Borrower is an organization, a change in the location of its chief executive office; (iv) any other change in the Borrower's "location" as that term is defined and used in Article 9 of the Uniform Commercial Code as adopted in South Dakota and as amended from time to time. Failure to do so shall constitute a material default upon the terms of this Loan Agreement.

         7. On or prior to the disbursement of funds pursuant to this Loan Agreement, the Borrower shall submit to BankWest all documents required by the Commitment Letter, the Loan Documents and the applicable statutes and regulations. In addition, the Borrower shall submit the following items:

         a. the executed Promissory Note, Mortgage and Parity Agreement;

         b. an executed counterpart of this Loan Agreement;

         c. an executed Employment Agreement with BED agreeing to create and retain not less than 32 full time employee positions, as set forth in the Borrower's Application dated September 20, 2002.

         d. a certified resolution of the Borrower's governing body approving the BED Loan, this Loan Agreement, the Promissory Note, and the Loan Documents;

         e. any certificate of insurance required by the Loan Agreement or the Loan Documents, including, if applicable, a title insurance policy;

         f such other certificates, documents and other information as BED may require.

         Once the documents listed above have been executed and delivered, the BED Loan will be deemed closed.

         8. In the event Borrower fails to make any payment or any part thereof as provided in the Promissory Note described herein, within fifteen (15) days of the due date thereof, or in the event that the Borrower fails or refuses to perform any covenants or agreements hereunder on the Borrower's part made and entered into, or under any agreement between the Borrower and the BED made in connection with the BED Loan, or in the event of failure of the Borrower to promptly pay, when due, any taxes, charges, liens, assessments, or encumbrances, or in the event of the insolvency of the Borrower, BED may at its option declare this Agreement and the Promissory note to be in default and the total indebtedness owed by the Borrower to BED, including principal and interest, shall at the option of BED immediately become due and payable, upon twenty (20) days' written notice to the Borrower. Anything in the foregoing or in any of the other Loan Documents to the contrary notwithstanding, BED may in the event of a default not capable of cure immediately declare a default and immediately take action to realize upon the Collateral by whatever means allowed by law.

         a. In the event of any default by Borrower upon the terms of this Loan Agreement or the Promissory Note, then the entire outstanding principal balance of the Loan shall thereafter bear interest until paid or until the default is cured to BED's satisfaction at a fixed rate three percentage points higher than the prime rate of interest published weekly in the Wall Street Journal, as published at the time of the default.

         b. In the event that Borrower defaults in providing the financial information required by Section 6(c), the reports required under
            Section 6(d), or proof of the insurance required by Section 12 of this Loan Agreement, then the Borrower shall pay to BED the sum of $200 for each such default. This sum is intended by the parties and shall be considered and treated as liquidated damages due to BED, and not as a penalty. The parties specifically agree that due to the nature of the BED Loan made to the Borrower it is impracticable or extremely difficult to fix the actual damages resulting from the Borrower's breach of those provisions of this Loan Agreement because failure to provide the information in a timely manner prevents BED from having complete and accurate data concerning the status of its economic development program for the purpose of preparing its annual report, assessing the success of its economic development strategies and developing future strategies; from assessing the financial strength of the businesses BED assists, and the success of its assistance efforts; and it makes it difficult for BED to protect the continued viability of its revolving loan program.

         9. If an event of default occurs, BED, at its sole option, has the right, but not the duty, to incur and pay any reasonable expenses, for the account of the Borrower, for the payment of any taxes, charges, liens, assessments and encumbrances with relation to the Project, and add any amounts so paid to the principal sum due hereunder. Borrower agrees that if an event of default occurs, in addition to any other amounts that may be due from the Borrower, it will pay BED an amount equal to the costs and expenses, including reasonable expert and attorneys fees, incurred by BED in enforcing its rights under this Loan Agreement or the other Loan Documents.

         10. The rights and remedies herein conferred upon BED shall be cumulative and not alternative and shall be in addition and not in substitution of or in derogation of rights and remedies conferred by the Loan Documents or any other agreements between the parties hereto or by any applicable law. The failure of BED to enforce strict performance of any covenant, promise, or condition herein contained, including timely payments due hereunder, shall not operate as a waiver of the right of BED thereafter to require that the terms hereof be strictly performed according to the tenor thereof.

         11. If BED participates in this loan with a bank, credit union, savings and loan, a federal or state agency, or other lender ("the Lender"), the Borrower agrees to cooperate and abide by all terms and conditions of any and all loan documents involving any loan from the Lender to the Borrower for the Project, including the Lender Agreement. A default in any provision of any such loan documents with the Lender shall constitute a default under this Loan Agreement and the Promissory Note.

Borrower further agrees to cooperate with BankWest as closing agent and loan servicing agent, to facilitate the performance of the duties of BankWest pursuant to the Loan Servicing Agreement.

         12. The Borrower shall at all times during the term of this Loan Agreement, and while the Promissory Note is outstanding, keep and maintain, or provide evidence acceptable to BED that it has obtained, property and casualty insurance, workers compensation, and liability insurance with insurers licensed to do business in the State, against such risks and in such amounts as are customary in the State for entities of the same or similar size and type as the Borrower, and similarly situated with facilities of the Project's type, and provide proof of such coverage to BED. Each policy (except workers' compensation insurance) shall be lender loss payable, and name BED as an additional insured or loss payee, as its interests may appear. Any policy provided pursuant to this section must provide that it cannot be canceled without 30 days prior written notice of cancellation to BED. In the event of cancellation the Borrower will promptly obtain replacement insurance with the same or substantially similar coverage and provide proof of such coverage to BED. In the event of renewal, replacement, or changes in coverage, the Borrower will promptly provide written notice of such changes to BED.

         13. The Borrower covenants and agrees to comply with all present and future environmental laws, ordinances, permits, rules and regulations. Borrower shall not permit the generation, creation, treatment, incorporation, discharge, disposal, escape, release or threat of release of any contaminant above, upon, under, within, or from the Project site which is not in compliance with any applicable laws, ordinances, permits, rules and regulations. Borrower represents that there are no underground storage tanks containing any contaminant located on the Project site, or property assigned as Collateral for this BED Loan, and that no new tanks will be located on such property unless the Borrower complies with any applicable laws, ordinances, rules and regulations, and obtains all necessary permits.

         a. For purposes of this Loan Agreement, "contaminant" is a "Petroleum Product" as described in SDCL 37-2-5; "Asbestos" as described in SDCL 34-44-1(2); a "Regulated Substance" as described in SDCL 34 A-12-1(8); substances regulated under and defined in the provisions of 15 U.S.C. 2601-2671, 33 U.S.C. 1251-1387, 42 U.S.C. 6901-6999(I),
            or 42 U.S.C. 7401-7642; or any corresponding federal or state regulations promulgated under the above federal or state statutes, as well as any amendments, deletions, or corrections to any such laws, ordinances, rules and regulations, including any laws, ordinances, rules and regulations which may be enacted or adopted subsequent to the date of, and which become effective during the term of, and while the Premises remains subject to the terms and conditions of this Loan Agreement.

         b. Borrower agrees to indemnify and hold BED, its officers, agents, employees, assigns and successors in interest harmless from any and all claims, demands, judgments, penalties, costs, damages, expenses or liability of any kind or character whatsoever, including costs and reasonable attorneys' fees, arising or resulting from or connected with a breach of the foregoing covenant, it being the intent of BED and the Borrower that BED shall have no liability for damage to the environment or natural resources, for abatement, removal, or cleanup of, or otherwise with respect to, any contaminants either by virtue of any interest of BED in the property, or created as a result of BED's exercise of any of its rights or remedies under this Loan Agreement or any of the Loan Documents.

         c. Borrower shall, for the purposes of this Loan Agreement, be designated the "Owner" or "Operator" of the property.

         14. Any required or permitted notice or other communication under this Agreement shall be in writing and addressed as follows:

               If to BED:           State of South Dakota
                                    Board of Economic Development
                                    c/o Governors Office of Economic Development
                                    711 East Wells Avenue
                                    Pierre, SD 57501-3369

                 Copy to:           BankWest, Inc.
                                    P.O. Box 998
                                    Pierre, S.D. 57501

          If to Borrower:           M-tron Industries, Inc.
                                    100 Douglas Avenue
                                    Yankton, SD 57078

Notices required or permitted under this Loan Agreement shall be given by and to the Commissioner, Governor's Office of Economic Development and Craig Hilton, Senior Vice President of Bankwest on behalf of BED, and the Borrower or__________________on behalf of the Borrower, or such authorized designees as either party may from time to time designate in writing. Any such notice or other communication, if mailed, shall be sent by registered or certified mail, return receipt requested. Notices or communications to or between the parties shall be deemed to have been delivered when mailed by registered or certified mail or, if personally delivered, when received by such party.

         15. Time is of the essence in the performance of the covenants, terms and conditions contained in this BED Loan Agreement. This Loan Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective transferees, successors and assigns except that the Borrower may not assign or transfer it rights under the Loan Documents without prior written consent of BED.

         16. All other prior discussions, communications and representations concerning the subject matter of the Loan Documents are superseded by the terms of the Loan Documents, and except as specifically provided herein, the Loan Documents constitute the entire agreement with respect to the subject matter hereof.

         17. This Agreement shall be governed by and construed in accordance with the laws of the State of South Dakota. Any lawsuit pertaining to or affecting this Loan Agreement shall be venued in Circuit Court, Sixth Judicial Circuit, Hughes County, South Dakota.

         18. All representations contained in the Borrower's Application, and all representations, terms, conditions and covenants contained in the Commitment Letter executed in conjunction with this Loan Agreement are hereby incorporated by reference herein. To the extent there is a conflict between the terms of the Application or Commitment Letter and this Loan Agreement, the terms of this Loan Agreement shall prevail.

         19. This Loan Agreement and the Loan Documents may not be amended except in writing, which writing shall be expressly identified as a part hereof or thereof, and which writing will be signed by an authorized representative of each of the parties. No provision stated herein shall be waived without the prior written consent of BED.

         20. In the event that any provision of this Loan Agreement shall be held unenforceable or invalid by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

         IN WITNESS WHEREOF the parties hereto have set their hands and seals effective the day and year above first written.

                                                 SOUTH DAKOTA BOARD OF
                                                 ECONOMIC DEVELOPMENT

                                                 BY:  [ILLEGIBLE]
                                                      --------------------------
(SEAL)
                                                 ITS: TREASURER

                                                 M-TRON INDUSTRIES, INC.

(SEAL)                                           BY:  /s/ Robert R. Zylstra
                                                      ---------------------
                                                 ITS: President & CEO

ATTEST:

BY:  /s/ David L. Rein
     -----------------------
ITS: Secretary

NOTE: Corporate Borrowers must execute Loan Agreement, in corporate name, by duly authorized officer, and seal must be affixed and duly attested.

                                   EXHIBIT A
                                       TO
                                 LOAN AGREEMENT

                              PROJECT DESCRIPTION

REDI loan proceeds will be used expand the Yankton facility by funding the purchase of inventory and equipment from Champion Technology, A competitor being liquidated.

SOURCES                                                 USES
-------                                                 ----
REDI                             $   350,000            Equipment                      $    350,000
ABC                              $   100,000            Inventory                      $    500,000
YAPG                             $   250,000            Acquisition Costs              $    170,000
FNB-Omaha                        $   120,000
Equity-Lynch Corp,               $   200,000
                                 -----------                                           ------------
TOTAL                            $ 1,020,000            TOTAL                          $  1,020,000
                                 -----------                                           ------------

ACKNOWLEDGMENT OF EXHIBIT A
TO LOAN AGREEMENT

M-TRON INDUSTRIES, INC.

BY:  /s/ David L. Rein
     -----------------------
ITS: VP & CFO